     As filed with the Securities and Exchange Commission on June 30, 1998.

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                            Under the Securities Act

                               ------------------

                            APOGEE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                   41-0919654
  (State or other jurisdiction             (I.R.S.  Employer Identification No.)
of incorporation or organization)

                      7900 Xerxes Avenue South, Suite 1800
                          Minneapolis, Minnesota 55431
                                 (612) 835-1874
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

       Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan
                              (Full title of plan)

                             ----------------------

                            Martha L. Richards, Esq.
                                 General Counsel
                            Apogee Enterprises, Inc.
                      7900 Xerxes Avenue South, Suite 1800
                          Minneapolis, Minnesota 55431
                                 (612) 835-1874

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:

                            Robert A. Rosenbaum, Esq.
                              Dorsey & Whitney LLP
                             Pillsbury Center South
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-5681

                              --------------------

     Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
  Title of each class                               Proposed Maximum         Proposed Maximum
  of Securities to be        Amount to be            Offering Price         Aggregate Offering            Amount of
      registered            registered (1)            per Unit (2)               Price (2)            Registration Fee
----------------------------------------------------------------------------------------------------------------------
     Common Stock
 ($.33-1/3 par value)          1,000,000            $14.5625                 $14,562,500.00           $4,296.00
======================================================================================================================

(1) The number of shares being registered represents the number of additional shares of Common Stock that may be issued pursuant to the Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan, as amended (the "Plan"), in addition to 2,200,000 shares previously registered under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices for the Common Stock as reported by the Nasdaq National Market on June 23, 1998.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by Apogee Enterprises, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated by reference in this Registration Statement, as of their respective dates:

          (1) the Annual Report on Form 10-K for the year ended February 28, 1998; and

          (2) the description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed to update such description filed subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock offered hereby.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

     The Company is subject to Minnesota Statutes, Chapter 302A. Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceedings, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or reasonable believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations. The Company's Restated Bylaws provide that the Company shall indemnify such persons, for such liabilities and expenses, in such manner, under such circumstances, and to such extent as required or permitted by Section 302A.521, as now enacted or hereafter amended.

     The Company also maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

Item 8.  Exhibits.
         ---------

5.1      Opinion of Dorsey & Whitney LLP concerning legality.

23.1     Consent of KPMG Peat Marwick LLP.

23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5 above).

24.1     Power of Attorney.


Item 9.  Undertakings.

A.  Post-Effective Amendments.

     The undersigned issuer hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1993, as amended (the "Securities Act");

               (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that subparagraphs (a) and (b) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B.  Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Claims for Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 30th day of June, 1998.

                                       Apogee Enterprises, Inc.

                                       By:   /s/ Russell Huffer
                                           -------------------------------------
                                           Russell Huffer
                                           Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

            Signature                            Title                                   Date
            ---------                            -----                                   ----
/s/ Donald W. Goldfus                   Chairman of the Board of Directors          June 30, 1998
----------------------------------
Donald W. Goldfus

/s/ Russell Huffer                      Chief Executive Officer, President and      June 30, 1998
----------------------------------      Director
Russell Huffer

/s/ Robert G. Barbieri                  Vice President and Chief Financial          June 30, 1998
----------------------------------      Officer
Robert G. Barbieri

/s/ James L. Martineau                  Executive Vice President and Director       June 30, 1998
----------------------------------
James L. Martineau

/s/ Jerome B. Cohen                     Director                                    June 30, 1998
----------------------------------
Jerome B. Cohen

/s/ Barbara B. Grogan                   Director                                    June 30, 1998
----------------------------------
Barbara B. Grogan

/s/ Harry A. Hammerly                   Director                                    June 30, 1998
----------------------------------
Harry A. Hammerly

/s/ Stephen C. Mitchell                 Director                                    June 30, 1998
----------------------------------
Stephen C. Mitchell

/s/ Laurence J. Niederhofer             Director                                    June 30, 1998
----------------------------------
Laurence J. Niederhofer

/s/ D. Eugene Nugent                    Director                                    June 30, 1998
----------------------------------
D. Eugene Nugent

/s/ Michael E. Shannon                  Director                                    June 30, 1998
----------------------------------
Michael E. Shannon

                                  EXHIBIT INDEX


Exhibit
Number   Exhibit
-------  -------
5.1      Opinion of Dorsey & Whitney LLP concerning legality.

23.1     Consent of KPMG Peat Marwick LLP.

24.1     Power of Attorney.